                                                                 Exhibit 19.1


       AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                              AS OF MARCH 31, 2001

AGGREGATE RECEIVABLES                         NUMBER OF          PERCENT OF                      AGGREGATE           PERCENT OF
BALANCE                                           ACCTS           NUMBER OF                    RECEIVABLES            AGGREGATE
                                                                      ACCTS                        BALANCE          RECEIVABLES
                                                                                                                        BALANCE


 1.         5,000 or less                        15,212              59.36%                 $26,246,755.57                4.56%

 2.         5,000 -    10,000                     3,529              13.77%                 $25,073,961.98                4.35%

 3.        10,000 -    25,000                     3,313              12.93%                 $52,760,952.52                9.16%

 4.        25,000 -    50,000                     1,620               6.32%                 $56,545,992.08                9.82%

 5.        50,000 -    75,000                       635               2.48%                 $38,698,880.73                6.72%

 6.        75,000 -   100,000                       351               1.37%                 $30,160,330.92                5.24%

 7.       100,000 -   250,000                       615               2.40%                 $95,186,603.36               16.53%

 8.       250,000 -   500,000                       206               0.80%                 $72,927,226.19               12.66%

 9.       500,000 - 1,000,000                        90               0.35%                 $62,396,447.58               10.83%

10.     1,000,000 - 5,000,000                        56               0.22%                $110,562,914.21               19.20%

11.            Over 5,000,000                         1               0.00%                  $5,340,389.81                0.93%


Total:                                           25,628                                    $575,900,454.95 (1)

(1)  Includes $236,130.18 of loan commitments

        AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM -
                   IDENTIFIED PORTFOLIO AS OF MARCH 31, 2001


REMAINING                                NUMBER OF                  PERCENT                     AGGREGATE               PERCENT OF
INSTALLMENT TERM                             ACCTS             OF NUMBER OF                   RECEIVABLES                AGGREGATE
                                                                      ACCTS                       BALANCE              RECEIVABLES
                                                                                                                           BALANCE

03 Months or Less                            9,833                   38.37%                $76,814,769.61                   13.34%


04 to 06 Months                              8,392                   32.75%               $182,355,766.71                   31.66%


07 to 09 Months                              7,091                   27.67%               $250,911,030.28                   43.57%


10 to 12 Months                                185                    0.72%                $39,853,611.64                    6.92%


13 to 18 Months                                 67                    0.26%                $10,746,996.15                    1.87%


More than 18 Months                             60                    0.23%                $15,218,280.56                    2.64%



Total:                                      25,628                                        $575,900,454.95 (1)



(1)  Includes $236,130.18 of loan commitments

              AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                              AS OF MARCH 31, 2001

           STATES                               AGGREGATE RECEIVABLES BALANCE                PERCENTAGE OF AGGREGATE
                                                                                                 RECEIVABLES BALANCE
CALIFORNIA                                                    $128,008,300.94                                 22.23%
TEXAS                                                          $53,373,314.09                                  9.27%
NEW YORK                                                       $44,247,503.40                                  7.68%
PENNSYLVANIA                                                   $40,226,308.68                                  6.98%
FLORIDA                                                        $30,435,778.66                                  5.28%
NEW JERSEY                                                     $25,255,405.95                                  4.39%
TENNESSEE                                                      $18,406,240.09                                  3.20%
OHIO                                                           $17,413,646.76                                  3.02%
MASSACHUSETTS                                                  $16,944,106.30                                  2.94%
WASHINGTON                                                     $15,573,595.03                                  2.70%
ILLINOIS                                                       $15,187,566.99                                  2.64%
GEORGIA                                                        $14,934,881.40                                  2.59%
MICHIGAN                                                       $10,100,897.66                                  1.75%
COLORADO                                                        $9,264,630.42                                  1.61%
LOUISIANA                                                       $9,006,547.07                                  1.56%
MISSOURI                                                        $7,861,696.56                                  1.37%
OREGON                                                          $7,698,449.29                                  1.34%
MISSISSIPPI                                                     $7,412,744.00                                  1.29%
ARIZONA                                                         $7,207,931.74                                  1.25%
INDIANA                                                         $6,842,303.50                                  1.19%
NORTH CAROLINA                                                  $6,648,789.76                                  1.15%
OKLAHOMA                                                        $6,404,367.08                                  1.11%
VIRGINIA                                                        $6,206,983.47                                  1.08%
ALASKA                                                          $6,126,512.83                                  1.06%
CONNECTICUT                                                     $5,703,190.08                                  0.99%
WEST VIRGINIA                                                   $5,572,473.37                                  0.97%
ALABAMA                                                         $5,359,666.33                                  0.93%
MARYLAND                                                        $5,299,335.30                                  0.92%
KENTUCKY                                                        $5,214,833.63                                  0.91%
SOUTH CAROLINA                                                  $4,026,627.83                                  0.70%
UTAH                                                            $4,025,849.10                                  0.70%
KANSAS                                                          $3,671,569.61                                  0.64%
NEVADA                                                          $3,633,586.59                                  0.63%
MINNESOTA                                                       $3,119,705.62                                  0.54%
ARKANSAS                                                        $3,055,712.32                                  0.53%
IDAHO                                                           $2,947,467.86                                  0.51%
HAWAII                                                          $2,847,034.56                                  0.49%
MAINE                                                           $1,997,393.53                                  0.35%
WISCONSIN                                                       $1,739,232.44                                  0.30%
NEW HAMPSHIRE                                                   $1,674,186.65                                  0.29%
NEBRASKA                                                        $1,380,266.75                                  0.24%
DISTRICT OF COLUMBIA                                            $1,191,578.28                                  0.21%
IOWA                                                            $1,118,119.99                                  0.19%
MONTANA                                                           $548,973.74                                  0.10%
WYOMING                                                           $428,937.34                                  0.07%
RHODE ISLAND                                                      $364,302.01                                  0.06%
VIRGIN ISLANDS                                                     $93,781.92                                  0.02%
SOUTH DAKOTA                                                       $89,518.55                                  0.02%
VERMONT                                                             $7,285.04                                  0.00%
NORTH DAKOTA                                                        $1,324.84                                  0.00%
NEW MEXICO                                                                  -                                      -
DELAWARE                                                                    -                                      -
 Total:                                                       $575,900,454.95 (1)                             100.00%


(1)  Includes $236,130.18 of loan commitments

                            LOAN LOSS EXPERIENCE (1)
                             (DOLLARS IN THOUSANDS)
                              IDENTIFIED PORTFOLIO

                                  THREE MONTHS
                                 ENDED MARCH 31,                                 YEAR ENDED DECEMBER 31,

                               2001             2000             2000             1999             1998             1997
                               ----             ----             ----             ----             ----             ----

Average Outstanding          $552,013         $512,757         $534,932         $527,470         $536,913         $562,229
Principal Balance (2)
Gross Charge-Offs                 653              567            1,924            2,756            3,010            1,002
Recoveries                         77              307              757            1,185              804              102
Net Charge-Offs                   576              260            1,167            1,571            2,206              900
Net Charge Offs as a             0.42%            0.20%            0.22%            0.30%            0.41%            0.16%
Percentage of Average
Aggregate Outstanding
Principal Balance


(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

(2)      Based on the average beginning of the month balances.

(3)      Calculated on an annualized basis.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION
                              IDENTIFIED PORTFOLIO

                                               AT MARCH 31,                         AT DECEMBER 31,

                                            2001         2000         2000         1999         1998         1997
                                            ----         ----         ----         ----         ----         ----
Number of days a loan remains
overdue after cancellation of the
related insurance policy
            31-89 days                      0.76%        0.75%        0.97%        0.95%        1.25%        1.17%
            90-270 days                     0.69%        0.83%        0.78%        0.69%        0.91%        0.93%
            Over 270 days (1)               0.00%        0.00%        0.00%        0.00%        0.00%        0.00%
                                            ----         ----         ----         ----         ----         ----
                Total                       1.45%        1.58%        1.75%        1.64%        2.16%        2.10%
                                            ====         ====         ====         ====         ====         ====


(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                          ORIGINATORS' PORTFOLIO YIELD
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                              THREE MONTHS
                                             ENDED MARCH 31,                          YEAR ENDED DECEMBER 31,
                                         -----------------------       -----------------------------------------------------
                                           2001           2000            2000          1999           1998           1997
                                           ----           ----            ----          ----           ----           ----
Average Month Principal Balance (1)      $552,013       $512,757       $534,932       $527,470       $536,913       $562,229

Interest & Fee Income                      15,923         13,672         57,913         53,879         60,676         63,462

Average Revenue Yield on                    11.54%(3)      10.67%(3)      10.83%         10.21%         11.30%         11.29%
Outstanding Principal Balance
Receivables (2)


(1)      Based on the average beginning of the month balances.

(2)      Line 2 divided by line 1.

(3)      Calculated on an annualized basis.